Exhibit 10.1

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

This SECOND AMENDMENT TO SECOND AMENDED  AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”) is entered into and effective as of this 20th day of February, 2020. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 11, 2018, as amended by the First Amendment to the Second Amended and Restated Agreement of Limited Partnership, dated as of December 2, 2019 (collectively, the “Partnership Agreement”).

W I T N E S S E T H:

WHEREAS, Gladstone Commercial Limited Partnership (the “Partnership”), was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware effective as of May 28, 2003; and

WHEREAS, GCLP Business Trust II, a Massachusetts business trust (the “General Partner”), is the sole general partner of the Partnership;

WHEREAS, Gladstone Commercial Corporation, a Maryland corporation (the “Parent”), is the sole member of the General Partner;

WHEREAS, pursuant to Section 4.03 of the Partnership Agreement, the General Partner is permitted to cause the Partnership to issue additional Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the Parent) or to other Persons, for such consideration and on such terms and conditions as shall be established by the General Partner and such additional Partnership Units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative participating, optional or other special rights, powers and duties as shall be determined by the General Partner and set forth in a written document thereafter attached to and made an exhibit to the Partnership Agreement (a “Partnership Unit Designation”);

WHEREAS, pursuant to Section 15.15 of the Partnership Agreement, the Partnership Agreement may be amended by the General Partner without the consent of the Limited Partners to set forth the designations, preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders of any additional Partnership Units and to issue additional Partnership Interests in accordance with Section 4.03;

WHEREAS, the General Partner desires to establish a new series of Preferred Units, which shall be referred to as “Series F Preferred Units”, and to amend the Partnership Agreement, pursuant to, and in accordance with, the Partnership Agreement, for the purpose of setting forth the rights and preferences of the Series F Preferred Units.

NOW, THEREFORE, the General Partner has set forth in this Amendment and in the related Partnership Unit Designation to be attached to and made Exhibit SFP to the Partnership Agreement the preferences and other rights, voting powers, restrictions, limitations as to payments, qualifications and terms and conditions of conversion and redemption of the Series F Preferred Units.

1. Terms of Series F Preferred Units.

(a) In making distributions pursuant to Article V of the Partnership Agreement and allocations pursuant to Article VI of the Partnership Agreement, the General Partner shall take into account the provisions of Exhibit SFP.

2. Distributions on Winding Up. Article XIII of the Partnership Agreement shall be amended by deleting the existing Section 13.02(a)(iv) and adding the following new Section 13.02(a)(iv):

“Fourth, to the holders of Series D Preferred Units, Series E Preferred Units and Series F Preferred Units, in accordance with the terms of Exhibit SDP, Exhibit SEP and Exhibit SFP.”

3. Exhibits. The Partnership Agreement is hereby supplemented by adding after Exhibit SEP to the Partnership Agreement the following new Exhibit SFP to the Partnership Agreement:

EXHIBIT SFP

PARTNERSHIP UNIT DESIGNATION

DESIGNATION OF

6.00% SERIES F CUMULATIVE REDEEMABLE PREFERRED UNITS

Reference is made to the Second Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), of Gladstone Commercial Limited Partnership, a Delaware limited partnership (the “Partnership”), of which this Partnership Unit Designation shall become a part.

Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Partnership Agreement. Section references are (unless otherwise specified) references to sections in this Partnership Unit Designation.

The General Partner has set forth in this Partnership Unit Designation the following description of the preferences and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of a class and series of Partnership Interests to be represented by Partnership Units which are designated as the “6.00% Series F Cumulative Redeemable Preferred Units”:

1. Designation and Number. A series of Partnership Units in the Partnership, designated as the “6.00% Series F Cumulative Redeemable Preferred Units” (the “Series F Preferred Units”), is hereby established. The number of Series F Preferred Units shall be 26,000,000.

2. Rank. Series F Preferred Units will, with respect to distribution rights and rights upon liquidation of the Partnership, rank (a) senior to the OP Units, and to all other classes and series of Units ranking junior to Series F Preferred Units with respect to distribution rights or rights upon liquidation of the Partnership; (b) on a parity with the Series D Preferred Units and Series E Preferred Units, and any other Preferred Parity Units with respect to distribution rights and rights upon liquidation of the Partnership; (c) junior to all classes and series of Units issued by the Partnership, the terms of which specifically provide that such Units rank senior to Series F Preferred Units with respect to distribution rights and rights upon liquidation of the Partnership; and (d) junior to all existing and future indebtedness of the Partnership.

3. Voting. Holders of Series F Preferred Units shall not have any voting rights, except with respect to those matters required by law.

4. Nonliquidating Distributions. Except as otherwise provided in Sections 5 and 6 of this Partnership Unit Designation:

(a) Holders of Series F Preferred Units shall be entitled to receive, when and as authorized by the General Partner and declared by the Partnership out of funds of the Partnership legally available for payment, preferential cumulative cash distributions at the rate of 6.00% per annum of the $25.00 liquidation preference per Series F Preferred Unit (equivalent to a fixed annual amount of $1.50 per Series F Preferred Unit). Distributions on the Series F Preferred Units shall be cumulative from (but excluding) the last day of the Parent’s most recent dividend period for which dividends have been paid by the Parent or, if no dividends have been paid by the Parent, from the date of issuance and shall be payable monthly in arrears on or about the 5th day of each month for dividends accrued the previous month, or such other date as designated by the General Partner. Any distribution payable on the Series F Preferred Units for any distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the records of the Partnership at the close of business on the applicable record date, which shall be such date designated by the General Partner that is prior to the applicable distribution payment date.

(b) No distribution on Series F Preferred Units shall be authorized by the General Partner or declared or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner, the Parent or the Partnership, including any agreement relating to the indebtedness of any of them, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, distributions on Series F Preferred Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions, whether or not such distributions are declared and whether or not such distributions are prohibited by agreement. Except as set forth in the next sentence, no distributions will be declared or paid or set apart for payment on Preferred Parity Units, OP Units or other Partnership Units ranking junior to Series F Preferred Units with respect to distribution rights or rights upon liquidation of the Partnership, for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on Series F Preferred Units for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Series F Preferred Units and other Preferred Parity Units, all distributions declared upon Series F Preferred Units and other Preferred Parity Units shall be declared pro rata so that the amount of distributions declared per Series F Preferred Unit and other Preferred Parity Unit shall in all cases bear to each other the same ratio that accumulated distributions per Series F Preferred Unit and other Preferred Parity Unit (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods with respect to any Preferred Parity Units that are not entitled to cumulative distributions) bear to each other.

(d) Except as provided in the immediately preceding paragraph, unless full cumulative distributions on Series F Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in OP Units or other Partnership Units ranking junior to Series F Preferred Units with respect to distribution rights or rights upon liquidation of the Partnership) shall be declared or paid or set aside for payment upon any Preferred Parity Units, OP Units or other Partnership Units ranking junior to Series F Preferred Units with respect to distribution rights or rights upon liquidation of the Partnership, nor shall any Preferred Parity Units, OP Units or other Partnership Units ranking junior to Series F Preferred Units with respect to distribution rights or rights upon liquidation of the Partnership be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Preferred Parity Units, OP Units or other Partnership Units ranking junior to Series F Preferred Units with respect to distribution rights or rights upon liquidation of the Partnership) by the Partnership (except (i) by conversion into or exchange for OP Units or other Partnership Units ranking junior to Series F Preferred Units with respect to distribution rights and rights upon liquidation of the Partnership, (ii) in connection with the redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Parent for officers, directors or employees or others performing or providing similar services, or (iii) by other redemption, purchase or acquisition of such equity securities by the Parent for the purpose of preserving the Parent’s ability to qualify to be taxed as a REIT). Nothing in this paragraph shall be construed to prohibit the Parent from acquiring OP Units pursuant to Section 8.06(b) of the Partnership Agreement.

(e) Holders of Series F Preferred Units shall not be entitled to any distribution in excess of full cumulative distributions on Series F Preferred Units as provided above. Any distribution made on Series F Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such shares which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series F Preferred Units which may be in arrears.

(f) In determining whether a distribution (other than upon voluntary or involuntary liquidation), redemption or other acquisition of the Partnership Units or otherwise is permitted under Delaware law, no effect shall be given to the amounts that would be needed, if the Partnership were to be liquidated at the time of the distribution, to satisfy the preferential rights upon distribution of holders of Partnership Units whose preferential rights are superior to those receiving the distribution.

(g) This Section 4 is intended to provide the Holder of a Series F Preferred Unit with the same entitlement to periodic distributions per Series F Preferred Unit as a holder of a share of 6.00% Series F Cumulative Redeemable Preferred Stock, par value $0.001 per share, of the Parent (“Series F Preferred Stock”) and shall be interpreted consistently therewith.

5. Liquidation Preference.

(a) Upon any liquidation of the Partnership, the holders of Series F Preferred Units are entitled to be paid out of the assets of the Partnership legally available for distribution to its Partners a liquidation preference equal to the sum of (i) $25.00 per Series F Preferred Unit, and (ii) an amount equal to all accumulated and unpaid distributions up to and including the date of the redemption, in cash or property at its fair market value as determined by the General Partner before any distribution of assets is made with respect to OP Units or other Partnership Units ranking junior to Series F Preferred Units with respect to distribution rights or rights upon liquidation of the Partnership.

(b) If upon any liquidation of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series F Preferred Units shall be insufficient to pay in full the preferential amount and liquidating payments on any other class or series of Preferred Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series F Preferred Units and any such other Preferred Parity Units ratably in the same proportion as the respective amounts that would be payable on such Series F Preferred Units and any such other Preferred Parity Units if all amounts payable thereon were paid in full.

(c) Written notice of any such liquidation of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each holder of Series F Preferred Units at the respective addresses of such holders as the same shall appear on the records of the Partnership.

(d) Upon the liquidation of the Partnership, after payment shall have been made in full in respect of the Series F Preferred Units, the holders of Series F Preferred Units shall not be entitled to receive any further amounts in respect of Series F Preferred Units.

(e) None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, a sale, lease or conveyance of all or substantially all of the Partnership’s property shall be considered a liquidation of the affairs of the Partnership for purposes of this Section 5.

6. Redemption. In the event that shares of Series F Preferred Stock are redeemed for cash in accordance with the governing documents of the Parent, then, concurrently therewith, an equivalent number of Series F Preferred Units held by the Parent shall be automatically redeemed for the same amount of cash paid with respect to the redeemed shares of Series F Preferred Stock. Any such redemption of Series F Preferred Units will be effective at the same time as the redemption of the corresponding shares of Series F Preferred Stock.

7. No Conversion. Series F Preferred Units are not convertible into or exchangeable for any other securities or property.

8. No Maturity or Sinking Fund. The Series F Preferred Units have no maturity date. No sinking fund has been established for the retirement or redemption of Series F Preferred Units.

[Signature Page Follows.]

IN WITNESS WHEREOF, GCLP Business Trust, as the sole general partner of the Partnership, has executed this Amendment as of the date first written above, and the Partnership Agreement is hereby amended by giving effect to the terms set forth herein as of such date.

GENERAL PARTNER:

GCLP Business Trust II

By:	/s/ David J. Gladstone

Name:	David J. Gladstone
Title:	Trustee

By:	/s/ Robert Cutlip

Name:	Robert Cutlip
Title:	Trustee

By:	/s/ Michael Sodo

Name:	Michael Sodo
Title:	Trustee

Signature Page to Second Amendment to Second Amended and Restated Agreement of Limited Partnership of

Gladstone Commercial Limited Partnership